UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) August 14, 2012

UNITED AMERICAN HEALTHCARE CORPORATION
(Exact name of registrant as specified in its charter)

Michigan	38-2526913
State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

303 East Wacker Drive, Suite 1200
Chicago, Illinois	60601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (313) 393-4571

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]           Written communications pursuant to Rule 425 under the Securities Act.

[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01                      Entry into a Material Definitive Agreement.

St George Loan. On August 14, 2012, registrant United American Healthcare Corporation (the “Company”), as seller, and St George Investments LLC, an Illinois limited liability company (“St George”), as buyer, entered into that certain Note Purchase Agreement (“Purchase Agreement”). Pursuant to the Purchase Agreement, the Company issued to St George that certain Secured Promissory Note dated August 14, 2012, in the original principal amount of $370,000 (Note #5). Such principal amount of the note reflects the cash advanced to the Company by St George pursuant to the terms of the Purchase Agreement. Loan proceeds from Note #5 will be transferred by the Company to its wholly owned subsidiary, Pulse Systems, LLC, a Delaware limited liability company (“Pulse”).

Pursuant to the Purchase Agreement, the Company and St George entered into that certain Pledge and Security Agreement dated August 14, 2012 (“St George Pledge Agreement”), thereby providing that Note #5 is secured by all of the Company’s ownership interests in Pulse. Note #5 is also secured by all of the assets of the Company pursuant to that certain Security Agreement between the Company and St George dated August 14, 2012 (“St George Security Agreement”).

Prior to the issuance of Note #5, the Company previously issued to St George (i) that certain promissory note dated September 28, 2011, in the original principal amount of $400,000 (“Note #1”), (ii) that certain promissory note dated December 9, 2011, in the original principal amount of $300,000 (“Note #2”), (iii) that certain promissory note dated February 9, 2012, in the original principal amount of $350,000 (“Note #3”), and (iv) that certain promissory note dated May 16, 2012, in the original principal amount of $75,000 (“Note #4”) (all such previously issued promissory notes are collectively referred to as the “Prior Notes”). Pursuant to the terms of the Purchase Agreement, each Prior Note was amended on August 14, 2012, to make the indebtedness evidenced by each such note secured by (A) all of the assets of the Company under the terms of the St George Security Agreement, and (B) all of the Company’s ownership interest in Pulse pursuant to the terms of the St George Pledge Agreement.

Restructure of Subsidiary’s Loan. Fifth Third Bank, an Ohio banking corporation, successor by merger with Fifth Third Bank, a Michigan banking corporation (“Fifth Third”) previously provided certain loans, extensions of credit and other financial accommodations to Pulse pursuant to that certain Loan and Security Agreement dated as of March 31, 2009, as amended by that certain First Amendment to Loan and Security Agreement dated as of September 23, 2009, that certain Second Amendment to Loan and Security Agreement dated as of June 18, 2010, and that certain Third Amendment to Loan and Security Agreement dated as of June 30, 2011, each by and between Fifth Third and Pulse (collectively, the “Fifth Third Loan Agreement”). In connection with the Fifth Third Loan Agreement, the Company previously executed in favor of Fifth Third that certain Membership Interest Pledge Agreement dated as of June 18, 2010, thereby pledging as collateral in favor of Fifth Third all of its ownership interests in Pulse (the “Fifth Third Pledge Agreement”).

To resolve certain defaults under the Fifth Third Loan Agreement, Pulse and Fifth Third entered into that certain Fourth Amendment to Loan and Security Agreement dated as of August 14, 2012 (the “Fourth Amendment”). The Fourth Amendment modifies the interest rate calculation, certain financial covenants, certain financial reporting obligations, and waives existing defaults under the Fifth Third Loan Agreement.

In connection with the Fourth Amendment, the Company was required to (i) enter into that certain First Amendment and Reaffirmation of Membership Interest Pledge Agreement dated August 14, 2012, by and between the Company and Fifth Third, thereby amending and reaffirming the Fifth Third Pledge Agreement, and (ii) transfer the loan proceeds of Note #5 to Pulse in order to pay down the outstanding balance under the Fifth Third Loan Agreement.

St George is an affiliate of John M. Fife, who is the Company’s Chairman, President and Chief Executive Officer.

The description of the transactions described in this Item 1.01 does not purport to be complete and is qualified in its entirety by the terms of the Purchase Agreement, which is attached hereto as Exhibit 4.1; Note #5, which is attached hereto as Exhibit 4.2; and the Fourth Amendment, which is attached hereto as Exhibit 4.3.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Note Purchase Agreement by and between the Company and St George dated August 14, 2012.
4.2	Secured Promissory Note made by the Company in favor of St George dated August 14, 2012.
4.3	Fourth Amendment to Loan and Security Agreement by and between Pulse and Fifth Third dated August 14, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 23, 2012	UNITED AMERICAN HEALTHCARE CORPORATION

By: /s/ John M. Fife
Name: John M. Fife
Title: President and Chief Executive Officer